EXHIBIT 99.1

SOUTHPORT, CONNECTICUT 06890 U.S.A.
FOR IMMEDIATE RELEASE
STURM, RUGER & COMPANY, INC. REPORTS FIRST QUARTER 2007 RESULTS AND FILES
QUARTERLY REPORT ON FORM 10-Q
     SOUTHPORT, CONNECTICUT, April 23, 2007 — Sturm, Ruger & Company, Inc. (NYSE-RGR) today filed its Quarterly Report on Form 10-Q for the first quarter of 2007, which has been posted and is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com. The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release. However, investors are urged to read the complete Form 10-Q to ensure that they have adequate information to make informed investment judgments.
About Sturm, Ruger
Sturm, Ruger was founded in 1949. The Company’s business segments are engaged in the manufacture of the world famous RUGER® brand of sporting and law enforcement firearms and steel investment castings for a variety of customers and end uses. Plants are located in Newport, New Hampshire and Prescott, Arizona. Corporate headquarters is located in Southport, Connecticut.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company including lawsuits filed by mayors, attorneys general and other governmental entities and membership organizations, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

STURM, RUGER & COMPANY, INC.
Balance Sheets (Unaudited)
(Dollars in thousands, except share data)

	March 31,	December 31,
	2007	2006
Assets

Current Assets
Cash and cash equivalents	$5,139	$7,316
Short-term investments	48,925	22,026
Trade receivables, net	17,171	18,007

Gross inventories	70,932	87,477
Less LIFO reserve	(51,821)	(57,555)
Less excess and obsolescence reserve	(4,447)	(5,516)

Net inventories	14,664	24,406

Deferred income taxes	7,534	8,347
Prepaid expenses and other current assets	1,412	1,683

Total current assets	94,845	81,785

Property, plant and equipment	127,926	128,042
Less allowances for depreciation	(105,316)	(105,081)

Net property, plant and equipment	22,610	22,961

Deferred income taxes	3,535	3,630
Other assets	6,530	8,690

Total Assets	$127,520	$117,066

STURM, RUGER & COMPANY, INC.

	March 31,	December 31,
	2007	2006

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$4,341	$6,342
Product liability	776	904
Employee compensation and benefits	7,064	6,416
Workers’ compensation	6,519	6,547
Income taxes payable	4,912	1,054

Total current liabilities	23,612	21,263

Accrued pension liability	7,632	7,640
Product liability accrual	814	837
Contingent liabilities	—	—

Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	—	—
Common Stock, par value $1: Authorized shares - 40,000,000; issued and outstanding 22,638,700 and 22,638,700	22,639	22,639
Additional paid-in capital	2,691	2,615
Retained earnings	82,565	74,505
Accumulated other comprehensive income (loss)	(12,433)	(12,433)

Total Stockholders’ Equity	95,462	87,326

Total Liabilities and Stockholders’ Equity	$127,520	$117,066

STURM, RUGER & COMPANY, INC.
Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2007	2006

Net firearms sales	$43,669	$40,825
Net castings sales	4,787	6,602

Total net sales	48,456	47,427

Cost of products sold	32,893	37,404

Gross profit	15,563	10,023

Expenses:
Selling	3,336	4,020
General and administrative	4,312	3,708

	7,648	7,728

Operating profit	7,915	2,295

Gain on sale of non-manufacturing assets	5,202	—
Other income-net	339	73

Total other income	5,541	73

Income before income taxes	13,456	2,368

Income taxes	5,396	949

Net income	$8,060	$1,419

Earnings per share
Basic	$0.36	$0.05

Diluted	$0.36	$0.05

Average shares outstanding
Basic	22,639	26,911

Diluted	22,848	26,911

STURM, RUGER & COMPANY, INC.
Statements of Cash Flows (Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2007	2006

Operating Activities
Net income	$8,060	$1,419
Adjustments to reconcile net income to cash provided by (use in) operating activities:
Depreciation	1,091	1,170
Gain on sale of non-manufacturing assets	(5,201)	—
Deferred income taxes	908	(54)
Changes in operating assets and liabilities:
Trade receivables	836	(4,982)
Inventories	9,742	3,998
Trade accounts payable and other liabilities	(1,381)	797
Product liability	(151)	(376)
Prepaid expenses and other assets	321	3,178
Income taxes	3,858	(407)

Cash Provided by Operating Activities	18,083	4,743

Investing Activities
Property, plant and equipment additions	(740)	(585)
Proceeds from the sale of non-manufacturing assets	7,379	—
Purchases of short-term investments	(26,899)	(33,739)
Proceeds from maturities of short-term investments	—	29,815

Cash used for investing activities	(20,260)	(4,509)

(Decrease) increase in cash and cash equivalents	(2,177)	234

Cash and cash equivalents at beginning of period	7,316	4,057

Cash and cash equivalents at end of period	$5,139	$4,291